As filed with the Securities and Exchange Commission on April 29, 2005.

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166964

(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

LogicVision, Inc. 25 Metro Drive, Third Floor
San Jose, California	95110

(Address of Principal Executive Offices)	(Zip Code)

LOGICVISION, INC. 2000 STOCK INCENTIVE PLAN

(Full title of the plan)

JAMES T. HEALY	Copy to:
President and Chief Executive Officer	STANTON D. WONG Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, California 94304-1114 (650) 233-4500
LogicVision, Inc. 25 Metro Drive, Third Floor San Jose, California 95110 (408) 453-0146

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.0001 par value	635,000	$2.35	$1,492,250	$176

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)

Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 27, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

          This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

          Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 30, 2001 (File No. 333-74336), January 30, 2002 (File No. 333-81696), March 12, 2003 (File No. 333-103766) and March 17, 2004 (File No. 333-113676) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

          The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

          (1)     Registrant’s Annual Report on Form 10-K (File No. 0-31773) for the year ended December 31, 2004.

          (2)     Registrant’s Amended Current Report on Form 8-K/A (File No. 0-31773) filed with the Commission on January 14, 2005 and April 18, 2005 and Current Reports on Form 8-K (File No. 0-31773) filed with the Commission on February 4 and February 24, 2005.

          (3)     The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed October 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sarvas, King & Coleman, P.C., Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 29, 2005.

LOGICVISION, INC.

By	/s/ JAMES T. HEALY

James T. Healy
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Healy and Bruce M. Jaffe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ VINOD K. AGARWAL	Chairman of the Board of Directors	April 29, 2005

Vinod K. Agarwal, Ph.D.

/s/ JAMES T. HEALY	President and Chief Executive Officer (Principal Executive Officer) and Director	April 29, 2005

James T. Healy

/s/ BRUCE M. JAFFE	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2005

Bruce M. Jaffe

/s/ GREGG ADKIN	Director	April 29, 2005

Gregg Adkin

/s/ RICHARD C. BLACK	Director	April 27, 2005

Richard C. Black

/s/ RANDALL A. HUGHES	Director	April 29, 2005

Randall A. Hughes

/s/ D. JAMES GUZY	Director	April 29, 2005

D. James Guzy

/s/ MATTHEW RAGGETT	Director	April 29, 2005

Matthew Raggett

/s/ RICHARD C. YONKER	Director	April 29, 2005

Richard C. Yonker

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sarvas, King & Coleman, P.C., Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).